                                                                     EXHIBIT 1-B



                           FORD MOTOR CREDIT COMPANY

                             Euro Medium-Term Notes

                          Euro Sales Agency Agreement

                                                                            , 19


[Name and address
of Euro Sales Agent]


Dear Sirs:

                 Ford Motor Credit Company, a Delaware corporation (the
"Company"), proposes to issue and sell up to $    principal amount of its Euro
Medium-Term Notes Due from 9 Months to 30 Years from Date of Issue having the terms specified from time to time in each Prospectus referred to below or any amendment or supplement thereto (the "Notes"). Subject to the terms and conditions stated herein, the Company hereby (i) appoints [Name of Euro Sales Agent], as agent of the Company, for the purpose of soliciting purchases of the Notes from the Company and you hereby agree to use your best efforts to solicit purchases of the Notes, (ii) reserves the right to sell Notes directly on its own behalf and, substantially contemporaneously herewith, to enter into agreements substantially identical hereto (hereinafter called the "Other Agreements") with [Name of other euro sales agent or agents] and (iii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to you as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, in accordance with Section 3(c) hereof.

                 1.  The Company represents and warrants to you that:

                 (a)  Registration statement (No. 33-       ) in respect of the
         Notes has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you (the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, as amended at the time such part became effective, being hereinafter called the "Registration Statement", and each prospectus relating to the Notes described therein, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, pursuant to Rule

         424 under the Securities Act of 1933, as amended (the "Act"), being hereinafter called the "Prospectus"; any reference herein to the Registration Statement or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as each time amended or supplemented with respect to Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424 under the Act in accordance with
         Section 4(a) hereof); and the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                 (b) No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

                 (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                 (d) The Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act, the Exchange Act, where applicable, and the rules and regulations of the Commission under the Act or the Exchange Act, as applicable, and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein; when the Registration Statement became effective and at all times thereafter, the Indenture dated as of February 1, 1985, as heretofore supplemented (the "Indenture"), between the Company and Chemical Bank as successor to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), under which the Notes are to be issued, has been duly qualified under, and conforms in all material respects to the requirements of, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

                 (e) The Company and Ford Holdings, Inc. ("Holdings") have each been duly incorporated, and each is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and each has corporate power and authority, and has all licenses, permits, orders and other governmental and regulatory approvals, to own or lease its properties and conduct its business in the jurisdictions in which such business is transacted as described in the Prospectus, with only such exceptions as are not material to the business of the Company and its subsidiaries considered as a whole;

                 (f) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is a valid and legally binding agreement of the Company in accordance with its terms; each Note has been or will be duly authorized prior to the issuance and sale thereof and, when duly authorized and when completed and authenticated as contemplated by the Indenture and delivered and paid for in accordance with this Agreement, the Other Agreements and any Terms Agreements, will have been duly authorized, executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Company in accordance with its terms and will be entitled to the benefits provided by the Indenture, which will be substantially in the form included as an exhibit to the Registration Statement; and the Indenture has been duly authorized by the Company and, as executed and delivered by the Company and the Trustee, constitutes a valid and legally binding instrument of the Company in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                 (g) There is no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental body having jurisdiction over the Company which is required for, and the absence of which would materially affect, the issue and sale of the Notes as contemplated by this Agreement, the Other Agreements and any Terms Agreements or the execution, delivery or performance of the Indenture, except the registration under the Act of the Notes, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals, authorizations, registrations or qualifications as may be required; and

                 (h) Coopers & Lybrand, who have certified certain of the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, are, to the best of the knowledge of the Company, independent certified public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                 2. You propose to solicit purchases of the Notes upon the terms and conditions set forth in the Registration Statement, as amended or supplemented from time to time, and in connection therewith will use the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company, only as permitted or contemplated thereby, and will solicit purchases of the Notes only as permitted by the Act and the applicable securities laws or regulations of any jurisdiction.

                 3. (a) The Company agrees to pay you a commission equal to the following percentage of the principal amount of Notes sold; provided that the purchase of such notes was solicited by you:

               Range of Maturities                                       Commission
       More than 9 months to up to 1 year                                     .050%
       1 year to up to 18 months                                              .075%
       18 months to up to 2 years                                             .125%
       2 years to up to 3 years                                               .175%
       3 years to up to 4 years                                               .250%
       4 years to up to 5 years                                               .300%
       5 years to up to 6 years                                               .350%
       6 years to up to 7 years                                               .375%
       7 years to up to 8 years                                               .400%
       8 years to up to 9 years                                               .425%
       9 years to up to 10 years                                              .450%
       10 years to up to 15 years                                             .475%
       15 years to up to 20 years                                             .550%
       20 years to up to 30 years                                             .600%
       30 years                                                               .600%

                 (b) Unless otherwise instructed by the Company, you shall communicate to the Company, orally or in writing, each offer to purchase Notes. Unless otherwise agreed by the Company and you, the Company shall have the sole right to accept offers to purchase Notes offered through you and may reject any proposed purchase of Notes as a whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of your agreements contained herein. Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, Notes are set forth in the Euro Medium-Term Note Procedure attached hereto as Exhibit A (the "Procedure"). The provisions of the Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. You and the Company each agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedure as amended from time to time. The Procedure may only be amended by written agreement of the Company and you. The Company will furnish a copy of the Procedure from time to time in effect to the Trustee, each authenticating agent or paying agent designated pursuant to the Indenture and the common depositary for the operator of the Euroclear System and Cedel S.A. The documents required to be delivered by Section 5 hereof shall be delivered at the office of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on
, 19 , or at such other time and date as you and the Company may agree upon in writing, the time and date of such delivery being herein called the "Closing Date".

                 (c) Each sale of Notes to you as principal shall be made in accordance with the terms of this Agreement and (unless the Company and you shall otherwise agree) a Terms Agreement (which may be written or oral) that will provide for the sale of such Notes to, and the purchase thereof by, you. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you. Your commitment to purchase Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with you in the reoffering of the Notes and the time and date and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 7 hereof.

                 For each sale of Notes to you as principal that is not made pursuant to a Terms Agreement, the principal amount and any other term of such Notes and the procedural details relating to the issue and delivery of such Notes and payment therefor shall be as set forth in the Procedure. For each such sale of Notes to you as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay you a commission as provided in Section 3(a) hereof and in accordance with the schedule set forth therein, and such sale shall be on such other terms as described in the Prospectus as amended or supplemented.

                 Each time and date of delivery of and payment for Notes to be purchased by you as principal, whether set forth in a Terms Agreement or in accordance with the Procedure, is referred to herein as a "Time of Delivery".

                 (d) The Company represents and agrees with you that all sales of Notes denominated in Yen made pursuant to this Agreement, whether sold on an agency basis in accordance with the Procedure or sold to you as principal pursuant to a Terms Agreement, will be made in accordance with the additional provisions set forth in Annex II and you agree to comply with the provisions of paragraph 4 of Annex II.

                 4.  The Company agrees:

                 (a) (i) To make no amendment or supplement to the Registration Statement or Prospectus (A) prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or purchase by you as principal prior to the related Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; (ii) to prepare, with respect to any Notes to be sold pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by you and to file such Pricing Supplement pursuant to Rule 424 under the Act; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus at any other time prior to having furnished you with a copy of the proposed form thereof and given you a reasonable opportunity to review the same; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by law in connection with the sale of any of the Notes; (v) to advise you promptly, after the Company has been notified, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to or amendment of the Prospectus has been filed or mailed for filing, of the issuance of any stop order by the Commission or the initiation or threatening of any proceeding for any such purpose, and of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus, to use promptly its best efforts to obtain its withdrawal;

                 (b) To furnish you with copies of each amendment to the Registration Statement and of each amendment and supplement to the Prospectus relating to Notes sold by you in such quantities as you may from time to time reasonably request; and if at any time when the delivery of a prospectus shall be required by law in connection with sales of any of the Notes (including Notes purchased from the Company by you as principal), either (i) any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus, as then amended or supplemented, or to file under the

         Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you promptly to suspend solicitation of purchases of the Notes; and forthwith upon receipt of such notice, you shall suspend your solicitation of purchases of the Notes and shall cease using the Prospectus as then amended or supplemented which has been most recently distributed to you by the Company; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, it will promptly advise you by telephone (with confirmation in writing) and will promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or the Prospectus which will correct such statement or omission or effect such compliance and will advise you when you are free to resume such solicitation; provided, however, that if during such same period you continue to own Notes purchased from the Company by you as principal pursuant to a Terms Agreement, and a period of six months shall not have elapsed after the Time of Delivery relating to such Notes, the Company shall promptly prepare, file with the Commission and deliver to you as many copies as you may request of such an amendment or supplement; and in case you are required by law to deliver a prospectus in connection with the sales of any Notes at any time six months or more after the Time of Delivery relating to such Notes, upon your request, but at your expense, to prepare, file with the Commission and deliver to you as many copies as you may request of an amended or supplemented prospectus complying with
         Section 10(a)(3) of the Act; and provided further that if during such same period you continue to own Notes purchased from the Company by you as principal otherwise than pursuant to a Terms Agreement, and if a period of six months shall not have elapsed after the Time of Delivery relating to such Notes, the Company shall promptly prepare, file with the Commission and deliver to you as many copies as you may request of such an amendment or supplement; and in case you are required by law to deliver a prospectus in connection with the sales of any Notes at any time six months or more after the Time of Delivery relating to such Notes, upon your request, but at your expense, to prepare, file with the Commission and deliver to you, subject to a delay of not more than 30 days if the Company at that time shall have suspended sales of Notes generally, as many copies as you may request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Act;

                 (c) To make generally available to its security holders as soon as practicable, but in any event no later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earning statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;

                 (d) To the extent not otherwise provided pursuant to subsection (b) hereof, to furnish to you (i) forthwith after the Company is required to file the same with the Commission, copies of any information, documents and other reports which the

         Company is required to file with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and (ii) at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to banks or to the public generally;

                 (e) To pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, but not limited to, any fees of rating agencies with respect to the Notes, the cost of printing the Prospectus and any amendment or supplement thereto and this Agreement, the cost of listing the Notes on the Luxembourg Stock Exchange or any other stock exchange, any advertising expenses connected with the offering and sale of Notes so long as such advertising expenses have been approved by the Company, and any transfer taxes on resale of any of the Notes by you (it being understood that except as provided in this subsection and Section 11 hereof, you will pay all of your own costs and expenses, including fees of your counsel), and to indemnify you and hold you harmless on any documentary stamp or similar issue tax and any related interest or penalty on the issue or sale of the Notes to you;

                 (f) On any date on which Ford Motor Company ("Ford") shall release to the general public interim financial information included in or derived from Ford's consolidated statement of income for a period ending on the last day of the preceding calendar quarter, the Company shall cause Coopers & Lybrand forthwith to furnish you a letter, dated no earlier than two days prior to the date of such release, substantially in the form of Annex III hereto; and

                 (g) To furnish any and all documents, instruments, information and undertakings that may be reasonably necessary in order to effect the listing of the Notes on the Luxembourg Stock Exchange and to use their best efforts to cause such listing to be obtained by the Closing Date and so long as the Notes remain outstanding, to maintain such listing (or if it becomes impracticable to maintain such listing, to obtain and maintain a listing of the Notes on another stock exchange of international standing as the Company may select after consultation with you).

                 5. Your obligations to proceed hereunder, as agent or as principal, pursuant to any Terms Agreement or otherwise, shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of any obligation of yours under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are, at and as of the Closing Date or any Time of Delivery, true and correct, the condition that the Company shall have performed all its obligations hereunder theretofore to be performed, in all material respects, and the following additional conditions:

                 (a) The Registration Statement shall have become effective and you shall have received notice thereof; no stop order suspending the effectiveness of the

          Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with or otherwise satisfied.

                 (b) J.M. Rintamaki, Esq., an Assistant General Counsel and Secretary of Ford, and J.D. Bringard, Esq., General Counsel of the Company, or other counsel satisfactory to you in your reasonable judgment, shall have furnished to you their written opinion, dated the Closing Date and each applicable date referred to in Section 7(c) hereof, in form satisfactory to you in your reasonable judgment, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of such State to own its properties and conduct its business as described in the Prospectus, and is duly qualified and in good standing to do business as a foreign corporation in the State of Michigan;

                          (ii) The Company has an authorized capital stock as set forth in the Prospectus and all the outstanding shares of its capital stock have been duly and validly authorized and issued and are owned of record and beneficially by Ford, and have not been pledged or otherwise encumbered by Ford;

                          (iii) Holdings has been duly incorporated and is
                 validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power under the laws of the State of Delaware to own its properties and conduct its business as presently conducted;

                          (iv) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                          (v) The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding instrument of, the Company and has been duly qualified under the Trust Indenture Act;

                          (vi) The Notes have been duly authorized and, when duly executed, completed and authenticated in accordance with the Indenture and delivered and paid for as provided in this Agreement, any applicable Terms Agreement and the Other Agreements, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                          (vii) The issue and sale of the Notes and the
                 compliance by the Company with all provisions of the Notes, the Indenture, this Agreement, any applicable Terms Agreement and the Other Agreements will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Company and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Company and its subsidiaries considered as a whole) upon any of the property or assets of the Company or Holdings pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or other similar agreement or instrument known to such counsel under which the Company or Holdings is a debtor or a guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company;

                        (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                          (ix) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission; the Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and the statements in the Registration Statement and the Prospectus under the caption "Description of Notes" are accurate and fairly present the information required or purported to be shown;

                          (x) The Amended and Restated Profit Maintenance Agreement dated as of July 1, 1993 between Ford and the Company (referred to in the Notes to the Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 1993) has been duly authorized, executed and delivered by the parties thereto and is a valid and binding agreement of such parties;

                          (xi)  Such counsel believe that neither the
                 Registration Statement nor the Prospectus, as amended or supplemented (other than Exhibits 12-A and 12-

                 B to the Registration Statement and the financial statements and other accounting information contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (xii) Such counsel do not know of any contract or
                 other document of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which is not filed or incorporated by reference or described as required; and

                         (xiii) Such counsel do not know of any legal or governmental proceedings pending to which the Company or Holdings is a party or of which any property of the Company or Holdings is the subject, and no such proceedings are known by such counsel to be threatened or contemplated by governmental authorities or threatened by others, other than as set forth or contemplated in the Prospectus and other than such proceedings which, in their opinion, will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Company and its subsidiaries considered as a whole.

         Such opinion may be made subject to the qualification that the enforceability of the terms of the Indenture, the Notes and that certain agreement referred to in paragraph (x) of this subsection (b) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and the enforceability of the terms of the Indenture and the Notes may (i) be subject to provisions of law which require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (ii) be limited insofar as it concerns the Company's indemnity against any loss in obtaining any foreign currency from the proceeds of a court judgment.

                 (c) Shearman & Sterling shall have furnished to you their written opinion, dated the Closing Date and each applicable date referred to in Section 7(e) hereof, in form satisfactory to you in your reasonable judgment, to the effect that:

                          (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the corporate power under the laws of such State to own its properties and carry on its business as set forth in the Prospectus;

                          (ii) The Indenture has been duly qualified under the Trust indenture Act and has been duly authorized, validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company;

                          (iii) The Notes have been duly authorized by the
                 Company and, when executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in this Agreement, any applicable Terms Agreement and the Other Agreements, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture;

                          (iv) The documents incorporated by reference in the Prospectus (other than the financial statements and other accounting information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

                          (v) The Registration Statement has become effective under the Act, is still effective, and to the best knowledge of such counsel no proceedings for a stop order are pending or threatened;

                          (vi) The Registration Statement and the Prospectus (other than Exhibits 12-A and 12-B to the Registration Statement and the financial statements and other accounting data contained in the Registration Statement and the Prospectus or omitted therefrom, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder;

                          (vii) The Indenture and the Notes conform as to legal
                 matters with the descriptions thereof contained in the Registration Statement and the Prospectus; and

                        (viii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

         Such opinion shall also confirm their advice set forth under "United States Taxation" in the Prospectus as amended or supplemented and may be made subject to the qualification that the enforceability of the terms of the Indenture and the Notes (i) may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, (ii) may be subject to provisions of law which require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars and (iii) may be limited insofar as it concerns the Company's indemnity against any loss in obtaining any foreign currency from the proceeds of a court judgment.

                 (d) Sullivan & Cromwell, special tax counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date and each applicable date referred to in Section 7(e) hereof, in form satisfactory to you in your reasonable judgment, as to matters set forth under "United States Taxation" in the Prospectus as amended or supplemented.

                 (e) If the Notes are denominated in a currency other than U.S. dollars, the Company shall have caused to be furnished to you a written opinion of counsel expert in the laws of the country of such currency, based on the laws of such country in effect on each applicable date referred to in Section 7(e) hereof, dated each applicable date referred to in Section 7(e) hereof, in form and substance satisfactory to you in your reasonable judgment, relating to exchange control authorization, or any other authorization, approval, permission or consent of, or filing, recording or registration necessary under the laws of such country, deduction or withholding for or on account of taxes of any nature whatsoever imposed or levied by or on behalf of such country, compliance with the laws or regulations of such country, all in connection with the execution, authentication, issue, sale and delivery of the Notes, the execution and delivery of this Agreement and the Indenture, and any other related matters as you may reasonably request.

                 (f) Coopers & Lybrand shall have furnished to you a letter (which letter shall be substantially identical to the draft of such letter which shall have been delivered to you at 10:00 a.m., New York City time, on the business day preceding the date that such letter is delivered), dated the date of the Closing Date, and each applicable date referred to in Section 7(d) hereof, in form satisfactory to you in your reasonable judgment, to the effect set forth in Annex IV hereto.

                 (g) The Company shall have caused to be furnished to you at or prior to the Closing Date such additional letters from Coopers & Lybrand relating to financial statements of Holdings and its subsidiaries included in the Registration Statement and the Prospectus, if any, in such form and dated as of such dates as you shall reasonably request.

                 (h) The Company shall have furnished or caused to be furnished to you at the Closing Date and each applicable date referred to in Section 7(b) hereof certificates in form satisfactory to you in your reasonable judgment to the effect that (i) the representations and warranties of the Company contained in this Agreement and any Terms Agreement are true and correct on and as of the date of such certificate as though made at and as of the date of such certificate; (ii) the Company has duly performed, in all material respects, all obligations required to be performed by it pursuant to the terms of this Agreement or any Terms Agreement at or prior to the date of such certificate;
         (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; and (iv) at and as of the date of such certificate, neither the Registration Statement nor the Prospectus as amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein.

                 (i) For each sale of Notes to you as principal, prior to the Time of Delivery (a) there shall not have been since the trade date thereof such a change in United States or international financial, political, or economic conditions, currency exchange rates or currency exchange controls as would, in your reasonable judgment, render it impracticable or inadvisable to consummate the sale and delivery of the Notes, (b) the United States shall not have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war and which, in your reasonable judgment, make it impracticable or inadvisable to proceed with such sale and delivery, and (c) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                 6.  You represent and agree as follows:

                 (a) (i) You represent and agree that, except to the extent permitted under United States Treasury Regulations Section 1.163-5(c)(2)(i)(D) (the "D Rules"), (A) you have not offered or sold, and,
         (x) at any time if a Note in bearer form is held by you as part of an unsold allotment or subscription in connection with your acting as principal pursuant to Section 3(c) hereof, or (y) during the period beginning on the earlier of the closing date (or the date on which the Company receives the proceeds of the offering if there is no closing with respect to the Note) or the first date on which the obligation is offered to persons other than a distributor and ending on the expiration of the 40-day period beginning on the closing date (or the date on which the Company receives the proceeds of the offering if there is no closing with respect to the Note) (a sale of a Note described in clause (x) or made during the period described in clause (y) are hereinafter referred to as made during the "restricted period"), you will not offer or sell, any such Note in bearer form to a person who is within the United States or its possessions or to a United States person and (B) you have not delivered and will not deliver within the United States or its possessions definitive Notes in bearer form that are sold during the restricted period; (ii) you represent and agree that you have and throughout the restricted period will have in effect procedures reasonably designed to ensure that your employees or agents who are directly engaged in selling Notes in bearer form are aware that such Notes may not be offered or sold during the restricted period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules; (iii) if you are a United States person, you represent and agree that when you are acting as principal pursuant to Section 3(c) hereof you are acquiring the Notes in bearer form for purposes of resale in connection with their original issuance and, if you retain Notes in bearer form for your own account, you will only do so in accordance with the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6); and (iv) with respect to each affiliate that acquires from you Notes in bearer form, which Notes in bearer form you acquired as principal pursuant to Section 3(c) hereof, for the purpose of offering or selling such Notes during the restricted period, you either (a) repeat and confirm the representations and agreements contained in clauses (i), (ii) and (iii) of this Section 6(a) on behalf of such affiliate or (b) agree that you will obtain from such affiliate for the Company's benefit the representations and agreements contained in clauses (i), (ii) and (iii) of this Section 6(a).

                 You further represent and agree that you have not and will not enter into any contractual arrangement with respect to the distribution or delivery of the Notes, except with your affiliates or with the prior written consent of the Company.

                 Terms used in this Section 6(a) have the meanings given to them by the United States Internal Revenue Code and regulations thereunder, including the D Rules.

                 (b) You further represent and agree that (i) you have not offered or sold and will not offer or sell in the United Kingdom, by means of any document, any Notes, other than to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent) (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985),
         (ii) you have complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by you in relation to the Notes in, from or otherwise involving the United Kindom and (iii) you have only issued or passed on and will only issue or pass on in the United Kingdom any document received by you in connection with the issue of the Notes to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

                 (c) No action is being taken or is contemplated by you that would permit a public offering of the Notes or distribution of the Prospectus in any jurisdiction where, or in any other circumstances in which, action for those purposes is required. You understand and agree that, accordingly, you are responsible for compliance with all laws applicable to offers and sales by you of Notes and distribution by you of the Prospectus as amended or supplemented, and you agree to comply with all such laws. Accordingly, you will not, as principal or agent, directly or indirectly, offer, sell or deliver the Notes or distribute the Prospectus, any advertisement or other offering material in any country or jurisdiction except in compliance with any applicable laws and regulations. In addition, you may not make any representations or use any information other than that contained in the Prospectus as amended or supplemented.

                 7.  The Company agrees that:

                 (a) Each acceptance by it of an offer for the purchase of Notes hereunder (including any purchase by you as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with you, shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct at the time of such acceptance or of such Terms Agreement and an undertaking that such representations and warranties will be true and correct at the settlement date for the Note or Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of each such time (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to each such time);

                 (b) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be sold or similar changes) and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 7(b) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a certificate in form satisfactory to you in your reasonable judgment to the effect that the statements contained in the certificates referred to in Section 5(h) hereof which were last furnished to you are true and correct at the time of such amendment, supplement or Time of Delivery as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said
         Section 5(h) but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such certificates;

                 (c) Each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates offered on the Notes or a change in the principal amount of the Notes remaining to be sold or similar changes) and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 7(c) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to you a written opinion of J.M. Rintamaki, Esq., an Assistant General Counsel and Secretary of Ford, and J.D. Bringard, Esq., General Counsel of the Company, or other counsel satisfactory to you in your reasonable judgment, dated the date of delivery of such opinion, in form satisfactory to you in your reasonable judgment, of the same tenor as the opinion referred to in Section 5(b) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such an opinion to you shall furnish you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance);

                 (d) Each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's consolidated statement of income through the end of the preceding calendar quarter, and each time that the Registration Statement or the Prospectus shall be amended or supplemented to set forth financial information included in or derived from the Company's financial or accounting records and each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 7(d) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause Coopers & Lybrand forthwith to furnish you a letter, dated the date of filing of such amendment or supplement with the Commission or Time of Delivery, in form satisfactory to you in your reasonable judgment, of the same tenor as the portions of the letter referred to in clauses (i) and
         (ii) of Annex IV hereof and of the same general tenor as the portions of the letter referred to in clause (iii) of said Annex IV with such changes as may be necessary to reflect changes in the financial statements and other information included in or derived from the accounting records of the

         Company, to the extent such financial statements and other information are available as of a date not more than eight business days prior to the date of such letter; and

                 (e) Each time the Registration Statement or the Prospectus shall be amended or supplemented by a Pricing Supplement to provide for the offer and sale of Notes denominated in a currency other than U.S. dollars, each time the Company sells Notes to you as principal and the applicable Terms Agreement specifies the delivery of an opinion or opinions by Shearman & Sterling or Sullivan & Cromwell and each time Notes denominated in a currency other than U.S. dollars are sold to you as principal pursuant to a Terms Agreement and counsel expert in the laws of the country of such foreign currency is required to deliver an opinion as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish to each such counsel such papers and information as they may reasonably request to enable them to furnish to you the opinion or opinions referred to in
         Section 5 hereof.

                 8. (a) The Company will indemnify you and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and provided, further, that the Company shall not be liable to you or any person controlling you under the indemnity agreement in this subsection (a) with respect to the Prospectus to the extent that any such loss, claim, damage or liability to you or such controlling person results from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), if the Company has previously furnished copies thereof to you.

                 The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls you within the meaning of the Act.

                 (b) You will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; and will reimburse the Company for any legal fees or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

                 The indemnity agreement in this subsection (b) shall be in addition to any liability which you may otherwise have and shall extend upon the same terms and conditions to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subdivision to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 12 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                 (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, including, with respect to you, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) with respect to the Prospectus result from the fact that you sold Notes to a person to whom there was not sent or given, at or prior to the earlier of either the mailing or delivery of the written confirmation of such sale or the delivery of such Notes to such person, a copy of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), if the Company has previously furnished copies thereof to you. The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes distributed by you to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 9. In soliciting purchases of Notes from the Company (other than in respect of any purchases by you as principal), you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason. Under no circumstances shall you be obligated to purchase any Notes for your own account.

                 10. The respective indemnities, agreements, representations, warranties and other statements by you and the Company set forth in this Agreement or made by each, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or the Company or any of its officers or directors or any controlling person, and shall survive each delivery of and payment for any of the Notes.

                 11. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be terminated at any time by either party hereto upon the giving of written notice of such termination to the other party hereto. In the event of any such termination, neither party shall have any liability to the other party hereto, except as provided in the first sentence of Section 3, Section 4(e), Section 8 and
Section 10 and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company shall have the obligations provided in
Section 7.

                 12. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to you shall be sufficient in all respects if delivered or sent by telecopier or registered mail to you at [Address of Euro Sales Agent], and if to the Company shall be sufficient in all respects if delivered or sent by telecopier or registered mail to the Company at The American Road, Dearborn, Michigan 48121, attention of the Secretary.

                 13. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, you and the Company, and to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company and any person who controls you or the Company, and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any right under or by virtue of this Agreement and any Terms Agreement.

                 14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 15. This Agreement and any Terms Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                 If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Company and you.

                                        Very truly yours,

                                        FORD MOTOR CREDIT COMPANY


                                        By:


Accepted as of the date hereof:

[NAME OF EURO SALES AGENT]


By:

                                    ANNEX I


                           FORD MOTOR CREDIT COMPANY

                              [Title of Security]

                                Terms Agreement

                                                                            , 19


[Name and address
of Euro Sales Agent]


Dear Sirs:

                 Ford Motor Credit Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Euro Sales Agency Agreement,
dated                  , 19   (the "Agency Agreement"), between the Company and
[Name of Euro Sales Agent], to issue and sell to [Name of Euro Sales Agent] the Notes specified in Schedule I hereto (the "Purchased Notes"). [Name of Euro Sales Agent] proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented relating to the Purchased Notes. Each of the provisions of the Agency Agreement not specifically related to the solicitation by [Name of Euro Sales Agent], as agent of the Company, of offers to purchase Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Agency Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty set forth in Section 1 of the Agency Agreement relating to the Prospectus shall be deemed to have been made as of the date of the Agency Agreement and, with respect to the Prospectus as amended or supplemented applicable to the Purchased Notes covered by this Terms Agreement, shall be deemed to have been made as of the date of this Terms Agreement. Unless otherwise defined herein, terms defined in the Agency Agreement are used herein as therein defined.

                 An amendment to the Registration Statement, or an amendment or supplement to the Prospectus, as the case may be, relating to the Purchased Notes, in the form heretofore delivered to you, is now proposed to be filed or, in the case of an amendment or supplement to the Prospectus, mailed for filing, with the Commission.

                 Subject to the terms and conditions set forth herein and in the Agency Agreement incorporated herein by reference, the Company agrees to issue and sell to [Name of Euro Sales Agent] and [Name of Euro Sales Agent] agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in Schedule I hereto.

                 Notwithstanding anything herein or in the Agency Agreement contained, you may, by notice to the Company given at any time prior to the Time of Delivery when payment would otherwise be due to the Company hereunder, terminate this Agreement if (i) there shall have been since the date hereof such a change in United States or international financial, political, or economic conditions, currency exchange rates or currency exchange controls as would, in your reasonable judgment, render it impracticable or inadvisable to consummate the sale and delivery of the Notes, (ii) the United States shall have become engaged in hostilities which have resulted in the declaration of a national emergency or a declaration of war and which, in your reasonable judgment, make it impracticable or inadvisable to proceed with such sale and delivery, or (iii) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall have occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or assets of the Company and its subsidiaries considered as a whole, or any material adverse change in the financial position or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, which in any such case makes it impracticable or inadvisable in your reasonable judgment to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

                 If this Agreement shall be terminated by you (a) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of the Agreement, or (b) if for any reason the Company shall become unable to perform its obligations under this Agreement, except for the reasons set forth in the immediately preceding paragraph, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) reasonably incurred by you in connection with the proposed offer and sale of the Notes. The provisions of Section 10 of the Agency Agreement shall survive the termination or cancellation of this Agreement.

                 If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Agency Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                       FORD MOTOR CREDIT COMPANY


                                       By:

Accepted:

[NAME OF EURO SALES AGENT]



By:

                         SCHEDULE I TO TERMS AGREEMENT


Title of Purchased Notes:

         [  %] [Fixed Rate] [Floating Rate] Euro Medium-Term Notes

Aggregate Principal Amount:

         $

Denominations:

         [$         ]

Price to Public:

                % of the principal amount of the Purchased Notes, plus accrued
interest from                to             [and accrued amortization, if any,
from              to               ]

Purchase Price by [Name of Euro Sales Agent] [Underwriters]:

                 % of the principal amount of the Purchased Notes, plus accrued
interest from                to             [and accrued amortization, if any,
from              to           ]

Maturity:




Interest Rate:

         [           %]

Interest Payment Dates:

         [months and dates]

Redemption Provisions:

         [no redemption provisions]

         [The Purchased Notes may be redeemed, [otherwise than through the sinking fund,] in whole or in part at the option of the Company, in the amount
of $               or in an integral multiple thereof,
[on or after                    ,                 at the
following redemption prices (expressed in percentages of principal amount).  If
[redeemed on or before            ,           ,
  %, and if] redeemed during the 12-month period beginning
      ,    ,

                      Year                                      Redemption Price




and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.]

         [on any interest payment date falling on or after            ,      ,
at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]]

         [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events or redemption for changes in tax law]

         [Restriction on refunding]

Sinking Fund Provisions:

         [No sinking fund provisions]

        [The Purchased Notes are entitled to the benefit of a sinking fund to
retire $ principal amount of Purchased Notes on        in each of
the years             through                 at 100% of their principal
amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional $
principal amount of Purchased Notes in the years      through       at 100% of
their principal amount plus accrued interest.]

                 [If Purchased Notes are Extendable Debt Securities, insert--

Extendable Provisions:

         The Purchased Notes are repayable on               , at the option of
the holder, at their principal amount with accrued interest.  The initial
annual interest rate will be      %, and thereafter the annual interest rate
will be adjusted on             ,           , and             to a rate not
less than     % of the effective annual interest rate on        obligations with
     year maturities as of the [interest date 15 days prior to maturity date] prior to such [insert maturity date].]

        [If Purchased Notes are Floating Rate Debt Securities, insert--

Floating Rate Provisions: ]




Time of Delivery:


Closing Location:


Method of and Specified Funds for Payment of Purchase Price:

         [New York] Clearing House Funds

         [Wire Transfer]


Documents to be Delivered:

         The following documents referred to in the Agency Agreement shall be delivered as a condition to the Closing:

         [(1)  The opinion or opinions referred to in Section 7(e).]

         [(2)  The opinion referred to in Section 7(c).]

         [(3)  The accountants' letter referred to in Section 7(d).]

         [(4)  The officers' certificate referred to in Section 7(b).]


Other Provisions (including Syndicate Provisions, if applicable):

                                    ANNEX II


                    Additional Provisions Relating to Notes
                        Denominated in Yen ("Yen Notes")


                 1. No Yen Notes will have a stated maturity of less than one year.

                 2. No Yen Notes will be sold which include payment provisions based on structures issues without the approval of the Japanese Ministry of Finance.

                 3. The Company will not take the proceeds of any sale of a Yen Note into Japan.

                 4. Neither you nor the Company will offer, sell or deliver, directly or indirectly, any Yen Note in Japan or to residents of Japan, including any corporation or other entity organized under the laws of Japan, or to others for reoffering, resale or delivery of any Yen Note, directly or indirectly, in Japan or to any residents of Japan, including any corporation or other entity organized under the laws of Japan, without complying with Japanese law and regulations.

                 5. The Company or its designated agent shall submit such reports or information as may be required from it from time to time under applicable laws, regulations and guidelines promulgated by Japanese governmental and regulatory authorities in the context of the issue and purchase of Yen Notes.

                 6. Yen Notes will each be issued in a minimum denomination of Y1,000,000 or integral multiples thereof.

                                   ANNEX III


                 At the request of Ford Motor Company, we are enclosing a copy of the unaudited condensed consolidated financial statements of Ford Motor Company and Consolidated Subsidiaries as of [the end of the most recent fiscal quarter and the same fiscal quarter for the preceding fiscal year], together with a manually signed copy of our review report thereon. Our review was made in accordance with standards established by the American Institute of Certified Public Accountants.

                 A review of interim financial information consists principally of obtaining an understanding of the system for the preparation of interim financial information, applying analytical review procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an examination in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion on the financial statements referred to above. However, as set forth in the attached report, based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

                 [As further set forth in the attached report, we have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet as of [the end of the most recent fiscal year] and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended (not presented herein); and in our report dated [the date of such opinion], we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the condensed consolidated balance sheet as of [the end of the most recent fiscal year] appearing in Ford's First Quarter press release is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.]*

                 We are independent certified public accountants with respect to Ford Motor Company and its subsidiaries within the meaning of the Securities Act of 1933 and the applicable published rules and regulations thereunder.



* Paragraph will be deleted from the letters for the second and third fiscal quarters.

                                    ANNEX IV


                      Matters to Be Covered by Letters of
                               Coopers & Lybrand


                 (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the statement in the Registration Statement in answer to Item 10 of Form S-3 is accurate insofar as it relates to them;

             (ii) In their opinion, the audited consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Company's Annual Report on Form 10-K most recently filed with the Commission and covered by their report included therein (the "audited financials") comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations under the Act or the Exchange Act, as applicable;

            (iii) On the basis of limited procedures, not constituting an audit, which have been carried out through a specified date not more than two business days prior to the date of each such letter, including (1) a reading of the unaudited consolidated financial statements of the Company and its consolidated subsidiaries included in the Company's Quarterly Reports on Form 10-Q filed with the Commission from the beginning of the Company's fiscal year through the date of such letter (the "quarterly financials"), (2) a reading of the minutes of the meetings of the Board of Directors, Finance Committee and stockholder of the Company since the date of the audited financials, (3) inquiries of certain officials of the Company, responsible for financial and accounting matters as to transactions and events subsequent to the date of the audited financials, and (4) such other procedures and inquiries as may be described in each such letter, nothing has come to their attention which has caused them to believe that:

                 (A) The quarterly financials were not prepared in conformity with generally accepted accounting principles applied on a basis consistent in all material respects with those followed in the preparation of the audited financials, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

                 (B) The quarterly financials reflect any adjustments other than normal recurring adjustments, except as disclosed in the most recent report filed with the Commission containing financial statements or in each such letter; or

                 (C) At a recent date specified in each letter and in each case satisfactory to the Agents in their reasonable judgment, there was any change with respect to the Company and its consolidated subsidiaries in the capital stock or any net change (i) in excess of $350,000,000 in consolidated short-term debt (excluding the current portion of long-term debt) or (ii) in excess of $25,000,000 in consolidated long-term debt (including the current portion thereof), as compared, in each case, with the corresponding amounts in the consolidated balance sheet of the Company and its consolidated subsidiaries as of the date of the most recent quarterly financials, except, in all instances, for changes which the most recent report filed with the Commission containing financial statements disclosed have occurred or may occur or which are described in each such letter; and

             (iv) They have performed certain specified procedures, including comparisons with certain specified accounting records of the Company and its subsidiaries, with respect to certain items of information included in the Registration Statement or in the Prospectus as amended or supplemented through the date of such letter, and have found such items to be in agreement with such records.

                                                                       EXHIBIT A


                           FORD MOTOR CREDIT COMPANY

                        EURO MEDIUM-TERM NOTE PROCEDURE


                                                                            , 19



                 The administrative procedures and specific terms of the offering of the Notes, on a continuous basis by Ford Motor Credit Company ("Ford Credit") pursuant to the Euro Sales Agency Agreements to which these procedures are attached (each an "Agency Agreement"), between Ford Credit and each of [Name of Euro Sales Agents] (each an "Agent"), are explained below. In the Agency Agreements, each Agent has agreed to use its best efforts to solicit purchases of the Notes. Each Agent, as prinicipal, may purchase Notes for its own account pursuant to the terms and settlement details of a Terms Agreement entered into between Ford Credit and such Agent, as contemplated by each Agency Agreement. Unless otherwise defined herein, terms defined in any Agency Agreement, Indenture or the Prospectus, as amended or supplemented, shall be used herein as therein defined.

                 Ford Credit may, from time to time, designate any Agent to act as a coordinating agent (the "Coordinating Agent") for the purposes of (a) coordinating advice to the Agents, (b) posting rates, confirming rates, acknowledging trades, and providing information to Ford Credit and (c) providing such information as may be necessary to satisfy the listing requirements of the Luxembourg Stock Exchange. The information to be provided to the Listing Agent (defined below) may include, but need not be limited to, representative prices and yields at which Notes were sold in secondary market trading for the various ranges of Note maturities.

                 Each Note will be issued under the Indenture dated as of February 1, 1985, as supplemented (the "Indenture"), between Ford Credit and Chemical Bank as successor to Manufacturers Hanover Trust Company, as Trustee (the "Trustee"). Notes will bear interest at either fixed rates ("Fixed Rate Notes") or floating rates ("Floating Rate Notes").

                 Ford Credit has appointed the principal office of Chemical Bank in London as principal paying agent for the payment of the principal of and interest on the Notes (the "Principal Paying Agent") and has appointed Kredietbank S.A. Luxembourgeoise in Luxembourg as an additional paying agent (the "Paying Agent"). Administrative responsibilities will be handled for Ford Credit by its Treasurer's Office; accountable document control and record-keeping responsibilities will be performed by Ford Credit's Accounting Services Department.

                                       II

                 Ford Credit has appointed Kredietbank S.A. Luxembourgeoise as listing agent (the "Listing Agent"), which will coordinate with the Principal Paying Agent and the Coordinating Agent on a regular basis for the purpose of providing the Luxembourg Stock Exchange with such information regarding Notes issued and outstanding as such Exchange may require.

                     PROCEDURES FOR EURO MEDIUM-TERM NOTES


Form of Notes:              Notes will be issued only in bearer form.

                            All Notes originally issued on the same day, being denominated in the same currency and having the same interest rate and Stated Maturity will be represented initially by a temporary note, in global form (a "Temporary Global Note", or a "Global Note", which term shall also include a Permanent Global Note (as defined below) unless otherwise indicated herein), which shall be deposited with a common depositary (the "Depositary") outside of the United States for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel S.A. ("CEDEL").

                            Each interest in a Temporary Global Note will be exchangeable for an equivalent interest in a permanent note in global form (a "Permanent Global Note"), no earlier than the 40th day after the date of issue of any Note (the "Exchange Date"), upon written certification, in the form set forth in the Indenture, by the person entitled to receive the Notes represented by the Permanent Global Note or, if interest is payable with respect to an Interest Payment Date occurring prior to the Exchange Date, by the person entitled to receive such interest, to the effect that the Notes to be represented by such Permanent Global Note, or upon which such interest is to be paid, are owned by (i) a person that is not a United States person, (ii) a United States person that is (A) a foreign branch of a United States financial institution (as defined in United States Treasury Regulations Section 1.165-12(c)(1)(v)) purchasing for its own account or for resale or (B) a United States person who acquired Notes through a foreign branch of a United States financial institution and who holds the Notes through such financial institution on the date of such certification (provided in either case that the financial institution furnishes certification that it agrees to comply with Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code and the United States
                            Treasury Regulations issued thereunder) or (iii) a financial institution that acquired Notes for purposes of resale during the restricted period (as defined in Treasury Regulation Section 1.163-5(c)(2)(i)(D)(7)), and such financial institution certifies that it has not acquired the Notes for purposes of resale directly or indirectly within the United States or its possessions or to a United States person. As used herein, "United States" means the United States of America (including the States and the District of Columbia), and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American
                            Samoa, Wake Island and the Northern Mariana
                            Islands. A financial institution, whether or not described in (i) or (ii) above, that purchases
                            Notes for purposes of resale during the restricted period, may only give the certification described in (iii) above. Each Permanent Global Note will be deposited with the Depositary outside the United States for Euroclear and CEDEL for the accounts of Holders whose Notes are represented by interests in such Permanent Global Note. Interests in a Permanent Global Note will be exchangeable on or after the date such Permanent Global Note is issued, upon not less than 30 days' notice to the Trustee, for definitive Notes in bearer form, with coupons attached.


Date of Issuance:           Each Note will be authenticated and
                            issued as of the date of its delivery by the Principal Paying Agent. Each Note will bear a date of original issue, which will be (i) with respect to a Temporary Global Note (or any portion thereof), the date of its original issue as specified in such Note and (ii) with respect to any Permanent Global Note or Note in definitive form
                            (or portion thereof) issued subsequently upon transfer or exchange of a Note or in lieu of a destroyed, lost or stolen Note, the date of original issue of the predecessor Note, regardless of the date of authentication of such subsequently issued Note.


Maturities:                 Each Note will mature from nine months to
                            thirty years from its date of issue.  A Floating
                            Rate Note will mature on an Interest Payment Date.



Denominations:              Unless otherwise indicated in the applicable
                            Pricing Supplement, Notes, other than Foreign
                            Currency Notes, will be issued in denominations of U.S.$5,000 or in integral multiples thereof, subject to a minimum order of U.S.$10,000. Foreign
                            Currency Notes will be issued in the denomination or denominations set forth in the applicable
                            Pricing Supplement. Ford Credit may offer Notes denominated in U.S. dollars, Australian dollars, Canadian dollars, Danish kroner, Dutch guilders, Italian lire, New Zealand dollars or European
                            Currency Units. Ford Credit reserves the right to offer Foreign Currency Notes denominated in other currencies, including other composite currencies.

                            A Note in definitive form may be presented for exchange at the office of the Principal Paying Agent located outside the United States for other Notes in other authorized denominations of the same Maturity and terms without service charge.

Interest:                   General.  Each Note will bear interest at the
                            annual rate, or at a rate determined pursuant to an interest rate formula, stated therein and in the applicable Pricing Supplement, until the principal thereof is paid or made available for payment.
                            Interest will be payable on each Interest Payment
                            Date and at Maturity. Interest rates and interest rate formulas are subject to change by Ford Credit from time to time, but no such change will affect any Note theretofore issued or which Ford Credit has agreed to sell. Each date on which interest is payable on a Note is referred to herein as an "Interest Payment Date". Unless otherwise indicated in the applicable Pricing Supplement, the Interest Payment Dates for Fixed Rate Notes and
                            Floating Rate Notes shall be as described below.

                            Fixed Rate Notes. Interest on each Fixed Rate Note will be payable on September 15 of each year and at Maturity.

                            Floating Rate Notes. Interest on each Floating Rate Note will be payable on the date or dates provided in the applicable Pricing Supplement and at Maturity.


Calculation of Interest:    Fixed Rate Notes.  Interest on Fixed Rate Notes
                            (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve thirty-day months. (Examples of interest calculations are as follows: 3-15-89 to 9-15-89, equals 6 months, 0 days or 180 days; the interest paid equals 180/360 times the annual rate of interest times the face value. The period from 4-17-89 to 9-15-89 equals four months, 28 days or 148 days; the interest paid equals 148/360 times the annual rate of interest times face value.)
                            Interest does not accrue on the 31st day of any month.

                            Floating Rate Notes. Interest on Floating Rate Notes will accrue from the date of issue or from the last date to which interest has been paid up to but excluding the next succeeding Interest Payment Date (each such time period an "Interest Period"). With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period or from the last date from which accrued interest is being calculated. For LIBOR Notes, the interest factor for each such day is computed by dividing the interest rate in effect on such day by 360.


Payments of Principal
 and Interest:              General.  Payments of principal and interest in
                            respect of each Permanent Global Note and any portion of a Temporary Global Note for which appropriate certification has been obtained will be made to each of Euroclear and CEDEL with respect to that portion of any such Global Note held for its account. Each of Euroclear and CEDEL will undertake in such circumstances to credit such principal and interest received by it to the accounts of the Holders whose Notes are represented by interests in such Global Note.

                            Payments in respect of Definitive Notes and coupons will be made only at the offices of such paying agents located outside the United States as Ford Credit may from time to time appoint, upon presentation and surrender of the Notes or appropriate coupons, as the case may be. At the direction of the Holder of any Definitive Note or coupon, and subject to applicable laws and regulations, payment on such Note or coupon will be made by check drawn on a bank in a city in the country issuing the currency in which a Note is denominated (New York for Notes denominated in U.S. dollars) or by wire transfer to an account denominated in such currency maintained by such Holder with a bank located outside the United States. If payment in U.S. dollars at the offices of all such paying agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in U.S. dollars, Ford Credit will appoint an office or agent in the United States at which such payment may be made. Except as described in the preceding sentence, no payment on the Notes will be made by mail to an address in the United States or by transfer to an account maintained by the Holder in the United States. Notes presented to a paying agent at Maturity for payment will be forwarded to the Trustee for cancellation and delivered to Ford Credit with an appropriate debit advice.

Acceptance and Rejection
  of Offers:                Unless otherwise agreed by Ford Credit and each
                            Agent, Ford Credit has the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent may reject any offer to purchase Notes received by it in whole or in part in the reasonable exercise of its discretion. Each Agent will advise Ford Credit or the Coordinating Agent of offers to purchase
                            Notes. Unless otherwise instructed by Ford Credit, until 8:00 A.M. (New York time), each Agent will advise the Coordinating Agent of all accepted offers to purchase Notes under the terms and conditions set forth by Ford Credit. After such time, each Agent will advise Ford Credit promptly by telephone of all offers to purchase Notes received by such Agent for offers in excess of a specified amount, other than those rejected by it.
                            No offer for less than a minimum amount specified from time to time by Ford Credit (which initially shall be U.S.$10,000, or, in the case of Foreign
                            Currency Notes, the amount indicated in the applicable Pricing Supplement) shall be accepted by Ford Credit.


Settlement:                 The receipt of immediately available funds by
                            Ford Credit in payment for a Note, the receipt by the Depositary of a properly completed and authenticated Temporary Global Note representing such Note and the selling Agent's receipt of immediately available funds shall, with respect to such Note, constitute "settlement". All offers for Notes accepted by Ford Credit will be settled on the fifth succeeding Business Day pursuant to the timetable for settlement set forth below, unless in any such case Ford Credit, the Agent and the purchaser agree to settlement on a different date;
                            provided, however, that in the case of a delayed settlement Ford Credit will notify the Principal
                            Paying Agent at least 24 hours prior to the time
                            Settlement Procedures "B" and "C" are due to be performed, as set forth in the timetable below.

Settlement Procedures:      Settlement Procedures with regard to each Note sold
                            by an Agent, as agent, shall be as follows:

                            A. Such Agent will advise the Principal Paying Agent by telephone, confirmed by telex or telefax, and Ford Credit by telefax, of the following settlement information:

                     1.      Principal amount (and currency of issuance).

                     2.      Stated Maturity.

                     3. In the case of a Fixed Rate Note, the interest rate, or, in the case of a Floating Rate Note, the initial interest rate, Index Maturity and Spread and, if applicable, the Minimum Interest Rate and Maximum Interest Rate.

                     4. Issue/Settlement date (expected to be one and the same date).

                     5.      Price.

                     6.      Agent's commission.

                     7.      Agent's account number at Euroclear or CEDEL.

                B. Ford Credit will then confirm to the Principal Paying Agent the information set forthin Settlement Procedure "A" above. Ford Credit will, for Foreign Currency Notes, communicate the equivalent U.S. dollar principal amount to the Principal Paying Agent and the Trustee.

                C. The Principal Paying Agent will prepare and authenticate a Temporary Global Note and deliver it to the Depositary who will instruct Euroclear or CEDEL, as the case may be, to credit such Note to the account with Euroclear or CEDEL, as the case may be, of the Agent through which such Note was sold. Concurrently therewith and in consideration thereof, such Agent will give instructions to Euroclear or CEDEL, as the case may be, to credit the account of the Principal Paying Agent with an amount equal to the initial public offering price of such Note, less the applicable commission determined as provided in
                            Section 3 of the Agency Agreement for credit to the account of Ford Credit. The Principal Paying Agent will notify Ford Credit of both the Euroclear and CEDEL Reference Numbers for such Note and will notify the Listing Agent of the issuance of such Note.

                      D. Ford Credit receives immediately available funds in payment for the Note. The Principal Paying Agent will telefax a copy of such Temporary Global Note to Ford Credit's Treasury Department. Periodically, the Principal Paying Agent will also send to Ford Credit's Treasury Department a statement setting forth the principal amount of the Notes outstanding as of the date of such statement after giving effect to all orders of which Ford Credit has advised the Principal Paying Agent but which have not yet been settled.

                            In the event of a purchase of Notes by any Agent, as principal pursuant to a Terms Agreement, appropriate settlement details will be set forth in the applicable terms agreement to be entered into between such Agent and Ford Credit pursuant to the relevant Agency Agreement.

Settlement Procedures       For offers of Notes accepted by Ford Credit,
  Timetable:                Settlement Procedures "A" through "D" set forth
                            above shall be completed on or before the respective times set forth below:

                            Settlement
                            Procedure                Time

                              A 11:00 A.M., London time, a minimum of one business day before the settlement date

                                B-C 3:00 P.M., London time, on the business day before the settlement date

                                 D      5:00 P.M., London time, on the
                                        settlement date


Failure to Settle:          In the event that a purchaser shall fail to
                            make payment for any Note, the Agent will forthwith notify the Principal Paying Agent and Ford Credit by telephone. Upon the Principal Paying Agent's receipt of such notification, the parties will use their best efforts to promptly reverse the settlement procedures to the extent possible. The account of the Principal Paying Agent at Euroclear or CEDEL, as the case may be, will be debited in an amount equal to the amount previously credited thereto in respect of the Note and the account of the Agent will be credited in like amount. If Ford
                            Credit shall have received payment in connection with such failed delivery, it shall promptly repay such payment to the Principal Paying Agent. Such debits, credits and repayment will be made on the settlement date if possible, and in any event not later than the day following the settlement date.
                            The Principal Paying Agent and the Depositary will make such revisions to the Temporary Global Note representing such purchaser's interest as are necessary to reflect the cancellation of such purchaser's interest in such Temporary Global Note.

                            If such failure shall have occurred for any reason other than default by an Agent in the performance of its obligations hereunder and under the relevant Agency Agreement, Ford Credit will reimburse the Agent or the Principal Paying Agent, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of Ford Credit.



Procedure for Rate          When Ford Credit has determined to change the
 Changes:                   interest rates of Notes being offered, it will
                            promptly advise each Agent, and each Agent will forthwith suspend solicitation of offers at those rates. At such time as Ford Credit has advised the Agents of the new interest rates, the Agents may resume solicitation of offers. Until such time only "indications of interest" may be recorded. When the Coordinating Agent is acting upon behalf of Ford Credit, the Agents may only accept offers after the rate is confirmed with the Coordinating Agent. Within five business days after the first sale at any of such new interest rates, Ford Credit will file with the Securities and Exchange Commission a Pricing Supplement to the Prospectus as amended or supplemented relating to the Notes that reflects such new interest rates and will deliver copies of such Pricing Supplement to each Agent and the Principal Paying Agent.

Suspension of Solicitation;
Amendment or Supplement:    Ford Credit may instruct the Agents to suspend
                            solicitation of purchases at any time. Upon receipt of such instructions, each Agent will forthwith suspend solicitation until such time as Ford Credit has advised it that solicitation of offers may be resumed. If Ford Credit decides to amend or supplement the Registration Statement or the Prospectus (other than to change rates), it will promptly advise each Agent and will furnish each of them with the proposed amendment or supplement, all consistent with its obligations under each Agency Agreement. In the event that at the time the Agents are instructed to suspend solicitation of offers there shall be any orders for settlement outstanding, Ford Credit will, consistent with its obligations under each Agency
                            Agreement, promptly advise each Agent whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. Ford Credit will have the sole responsibility for such decision and for any arrangements which may be made in the event that Ford Credit determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:     A copy of the Prospectus as most recently
                            amended or supplemented must accompany each written confirmation of a sale sent to a customer or his agent. If notice of a change in the terms of the Notes is received by an Agent between the time an order for Notes is placed and the time written confirmation thereof is sent to a customer or his agent, such confirmation shall be accompanied by a Prospectus bearing a supplement setting forth the rates in effect when the order was placed and a supplement setting forth the revised rates.
                            Subject to the preceding paragraph, each Agent will make deliveries of the Prospectus as herein described with respect to all Notes sold by it.
                            The Principal Paying Agent will make such delivery if a Note is sold directly by Ford Credit.

Advertising:                Ford Credit will determine with the Agents the
                            amount of advertising that may be appropriate in offering the Notes. Advertising expenses will be paid by Ford Credit.